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                                                                    EXHIBIT 21.1

LIST OF SUBSIDIARIES

The active subsidiaries of KRUG International Corp. are listed below, do business under the name under which they are organized, and are included in the consolidated financial statements of the Corporation. The names, jurisdiction of incorporation of such subsidiaries, and percentage of voting securities owned by the Corporation are set forth below.

                                            JURISDICTION       PERCENTAGE OF
                                            IN WHICH           VOTING SECURITIES
NAME OF SUBSIDIARY                          INCORPORATED       OWNED
------------------                          ---------------    -----------------
KRUG Properties Inc.                        Ohio               100%(1)
SunLink Services, Inc.                      Georgia            100%
Optima Healthcare Corporation               Georgia            100%
SunLink Healthcare Corp.                    Delaware           100%
KRUG Properties Ltd.                        Ontario, Canada    100%(1)
KRUG International (UK) Ltd.                United Kingdom     100%
Bradley International Holdings Limited      United Kingdom     100%(2)
Beldray Limited                             United Kingdom     100%(3)
Hago Products Limited                       United Kingdom     100%(4)
Southern Health Corporation                 Georgia            100%(5)
Dexter Hospital, Inc.                       Delaware           100%(5)
Clanton Hospital, Inc.                      Delaware           100%(5)
Southern Health Corporation
  of Jasper, Inc.                           Georgia            100%(6)
Southern Health Corporation
  of Houston, Inc.                          Georgia            100%(6)
Southern Health Corporation
  of Ellijay, Inc.                          Georgia            100%(6)
Southern Health Corporation
  of Dahlonega, Inc.                        Georgia            100%(6)
Pickens Health Care Association, Inc.       Georgia            100%(6)
Southeastern Healthcare Alliance, Inc.      Georgia            100%(6)


(1) Subsidiaries included within discontinued operations.
(2) Subsidiaries of KRUG International (UK) Ltd.
(3) Subsidiary of Bradley International Holding Ltd.
(4) Subsidiary of Beldray Limited
(5) Subsidiary of SunLink Healthcare Corp.
(6) Subsidiary of Southern Health Corporation